Exhibit 99.1

Workhorse Group and Motiv Electric Trucks Complete Merger, Creating a Leading North American Medium-Duty Electric Truck OEM

Positioned to create value by offering broader portfolio of high performing commercial EVs at lower unit costs, targeting ~$23B medium-duty market1

Strengthened financial profile with access up to $50 million in new debt financing

Combined company to be called Workhorse and trade on Nasdaq under “WKHS”

Scott Griffith, Workhorse CEO, issues letter to shareholders highlighting strategic vision and go-forward priorities

WIXOM, Mich. December 15, 2025 -- Workhorse Group Inc. (Nasdaq: WKHS) (“Workhorse” or the “Company”), an American manufacturer of zero-emission commercial vehicles, and Motiv Electric Trucks (“Motiv”), a leading manufacturer of medium-duty electric trucks and buses, today announced that they have completed their merger and are moving forward as Workhorse, a leading North American manufacturer of medium-duty electric trucks and buses.

With the completion of the transaction, Workhorse has scalable manufacturing capabilities, advanced and road-tested products, and a robust go-to-market approach which includes successfully developing commercial relationships with 10 of the largest commercial truck fleets in North America.

In connection with the completion of the transaction, Motiv’s legacy controlling investor has provided Workhorse with up to $50 million in new debt financing capacity, of which approximately $10 million is available in a revolving credit facility and up to an additional $40 million is available to fund supply-chain related costs associated with new purchase orders. In addition to materially reducing time from order-to-delivery, these financings are expected to provide significant liquidity to fund growth.

“At Workhorse, we’re not just building electric trucks, we’re building better trucks. Our software-first electric trucks are powerful, cost-efficient, reliable, safe, and comfortable—all with zero tailpipe emissions and pollution,” said Scott Griffith, who became CEO of Workhorse upon the close of the transaction. “Workhorse trucks perform the same or better as their internal combustion engine (ICE) counterparts, while costing far less over the lifetime of the vehicle.”

“Looking ahead,” Griffith continued, “we are going to build on our 20-plus year combined legacy in electrification and the thousand-plus electric trucks and buses we have delivered to meet the needs of our growing customer base. In doing so, we believe we are positioned to drive profitable growth, create value for our shareholders and customers and deliver on our Better Trucks, Better World ambition.”

Workhorse is poised to create value for shareholders and customers by:

●	Producing the best truck, period. Advanced safety, telematics, and ergonomics combined with superior cost and maintenance advantages position Workhorse to capture market share in the medium-duty truck and bus space.

[1]	Represents 2025 annual forecast of registrations as of April 2024 per S&P Global Mobility for NTEA US Commercial Vehicle Market Report, multiplied by an assumed $100,000 value per truck.

●	Building on significant commercial fleet traction. Workhorse has served 10 of the largest medium-duty fleets owned by some of the biggest and most respected brands in North America and enters 2026 with a strong sales pipeline and backlog of orders for trucks, step vans, school buses, and shuttles.

●	Leveraging existing world-class in-house manufacturing. With a nameplate capacity of 5,000+ vehicles per year in place, Workhorse has the ability to produce the annual number of vehicles it believes is required to reach profitability without the need for significant new capital expenditures at its manufacturing plant in Indiana.

●	Applying learnings from the Stables project. Workhorse also owns and operates a mix of gas and electric step vans in a FedEx Ground Independent Service Provider (ISP) fleet through its Stables project. This real-world test bed, operating in Ohio, brings real-time data on trucks in service and an operator mindset to the Workhorse design process, resulting in purpose-built features, direct feedback from depot managers and drivers, deeper insights into range and route planning, and extended durability testing.

●	Benefiting from an experienced management team. The combined management team has a proven track record of designing great products, selling to commercial fleets, and scaling manufacturing in the automotive space.

●	Putting growth capital to work. With a clean balance sheet, up to $50 million of added debt capacity, and access to the public capital markets, Workhorse has immediate capability to both drive new and fulfil existing orders for trucks and buses.

Experienced and Proven Executive Leadership

As of the close of the merger, Workhorse will have a refreshed, highly qualified board and management team comprising: Scott Griffith, Chief Executive Officer; Bob Ginnan, Chief Financial Officer; James Griffin, Chief Revenue Officer; Scott Zion, Chief Product Officer; and Josh Anderson, Executive Vice President of Operations. The combined company’s Board is comprised of seven directors, five designated by Motiv, including Scott Griffith and Matthew O’Leary, who will be Chairman. Additional information on the Board is available at ir.workhorse.com.

Going forward, Workhorse will initially be headquartered in the Wixom, Michigan area, with plans to expand to a larger presence in the Detroit metro area. The Company will also retain a presence in Cincinnati, Ohio and the Bay Area of California. It will continue to produce vehicles out of the Workhorse Ranch, its commercial-scale manufacturing facility, in Union City, Indiana. The 436,000 sq. ft., 92.6 acre facility has an annual capacity of 5,200 vehicles and includes production, logistics and a customer training center. The site also includes another 200,000 sq. ft. of vehicle storage space and a Noise, Vibration, Handling test track (NVH).

Letter to Workhorse Shareholders

Scott Griffith also issued a letter to Workhorse shareholders outlining the strategic vision and near-term priorities for the combined company. Read the full letter here: https://ir.workhorse.com/

Advisors

Taft Stettinius & Hollister LLP served as legal counsel to Workhorse. Joele Frank, Wilkinson Brimmer Katcher served as strategic communications advisor to Workhorse.

TD Cowen served as financial advisor to Motiv, and DLA Piper LLP (US) served as legal counsel. Scoville Public Relations served as strategic communications advisor to Motiv.

About Workhorse Group Inc.

Headquartered in the Detroit area with manufacturing in Indiana, Workhorse (Nasdaq: WKHS) is redefining what a medium-duty truck should be. Workhorse builds software-first, electric trucks that are powerful, cost-efficient, reliable, safe, and comfortable—all with zero tailpipe emissions.

Our deep experience building electric vehicles at scale drives intentional innovations designed to help customers lower operating costs, improve performance of their fleets, enhance the driver experience, and maximize uptime without compromise. By electrifying their fleets, our customers can make a positive impact on our world while meeting their financial, sustainability and compliance goals.

More information is available at www.workhorse.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact included in this press release, including, among other things, statements regarding the Merger and other transactions described herein, future events, plans and anticipated results of operations, business strategies, the anticipated benefits of the Merger, the anticipated impact of the Merger on Workhorse’s business and future financial and operating results, the expected amount and timing of synergies from the Merger, and other aspects of either company’s operations or operating results are forward-looking statements. Some of these statements may be identified by the use of the words “plans”, “expects” or “does not expect”, “estimated”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, “targets”, “projects”, “contemplates”, “predicts”, “potential”, “continue”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “should”, “might”, “will” or “will be taken”, “occur” or “be achieved”. The absence of such words does not mean the statement is not a forward-looking statement.

Forward-looking statements are based on the opinions and estimates of management of Workhorse as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Some factors that could cause actual results to differ include Workhorse’s ability to achieve the expected synergies and/or efficiencies from the transactions described herein; the industry and market reaction to the Closing; the possibility that the integration of the parties may be more difficult, time-consuming or costly than expected or that operating costs and business disruptions may be greater than expected; the risk that the price of the Company’s securities may be volatile due to a variety of factors; changes in laws, regulations, technologies, the global supply chain, and macro-economic and social environments affecting Workhorse’s business; and Workhorse’s ability to maintain compliance with Nasdaq rules and otherwise maintain Workhorse’s listing of securities on Nasdaq.

Additional information on these and other factors that may cause actual results and Workhorse’s performance to differ materially is included in Workhorse’s reports filed with the SEC, including, but not limited to, Workhorse’s Annual Report on Form 10-K for the year ended December 31, 2024, including those factors described under the heading “Risk Factors” therein, Workhorse’s subsequent Quarterly Reports on Form 10-Q and the risk factors contained in the Definitive Proxy Statement on Schedule 14A filed with the SEC on October 8, 2025. Copies of Workhorse’s filings with the SEC are available publicly on the SEC’s website at www.sec.gov or may be obtained by contacting Workhorse. Should one or more of these risks or uncertainties materialize, or should any of Workhorse’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and Workhorse undertakes no obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:

Aaron Palash / Greg Klassen
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

John Willams

Scoville PR for Workhorse

206-660-5503, jwilliams@scovillepr.com

Investor Relations Contact:

Tom Colton and Greg Bradbury
Gateway Group
949-574-3860
WKHS@gateway-grp.com

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